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                                   EXHIBIT 2.4


                              AMENDED AND RESTATED
                              TRANSACTION AGREEMENT


         THIS AMENDED AND RESTATED TRANSACTION AGREEMENT ("Agreement") is made and entered into as of March 12, 2002, by and among DAKOTA GROWERS PASTA COMPANY, a North Dakota cooperative association (the "North Dakota Cooperative"), DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE, a Colorado cooperative association (the "Colorado Cooperative"), DAKOTA GROWERS CORPORATION, a Colorado corporation (the "Colorado Corporation"), and DAKOTA GROWERS RESTRUCTURING COMPANY, INC., a North Dakota corporation (the "North Dakota Corporation").


         WHEREAS, North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and North Dakota Corporation are each organized to benefit and serve their respective members, patrons and/or shareholders; and


         WHEREAS, the parties believe the interests of their respective members or shareholders will best be benefited and served if the parties reorganize their business operations and corporate structure whereby: (i) the North Dakota Cooperative will merge with and into Colorado Cooperative, with Colorado Cooperative being the surviving entity (the "Colorado Cooperative Merger"); (ii) Colorado Cooperative will then merge with and into Colorado Corporation, with Colorado Corporation being the surviving entity (the "Colorado Corporation Merger"); and (iii) Colorado Corporation will then merge with and into North Dakota Corporation, with North Dakota Corporation being the surviving entity (the "North Dakota Corporation Merger"). The Colorado Cooperative Merger, the Colorado Corporation Merger and the North Dakota Corporation Merger may be referred to in this Agreement individually as a "Merger" or "Transaction" and collectively as the "Mergers" or "Transactions"; and


         WHEREAS, the parties have now agreed on the final terms and conditions of the Mergers, and wish to: (i) memorialize these agreements as more particularly described herein; and (ii) enter into this Agreement for the purpose of effecting the Mergers;


         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                          OVERVIEW OF THE TRANSACTIONS


         SECTION 1.01 PURPOSE. The purpose of the transactions contemplated by this Agreement is to reorganize the structure of the North Dakota Cooperative from a North Dakota cooperative association into a North Dakota corporation. This reorganization will be accomplished through a three-step merger process. First, the North Dakota Cooperative shall merge with and into Colorado Cooperative. Second, Colorado Cooperative will merge with and into Colorado Corporation. Third, Colorado Corporation will merge with and into North Dakota Corporation. The Colorado Cooperative Merger, the Colorado Corporation Merger and the North Dakota Corporation Merger are separate and distinct transactions, and each Merger shall be individually consummated. Although the Mergers are separate transactions: (i) consummation of the Colorado Corporation Merger is contingent upon consummation of the Colorado Cooperative Merger and consummation of the Colorado Cooperative Merger is contingent upon satisfaction of all conditions precedent for consummation of the Colorado Corporation Merger; and
(ii) consummation of the North Dakota Corporation Merger is contingent upon consummation of the Colorado Corporation Merger and consummation of the Colorado Corporation Merger is contingent upon satisfaction of all conditions precedent for consummation of the North Dakota Corporation Merger. Upon completion of all of the Mergers, the North Dakota Cooperative, Colorado Cooperative and Colorado Corporation will cease to exist and North Dakota Corporation will continue as the sole surviving entity.


         SECTION 1.02 THE COLORADO COOPERATIVE MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit A (the "Colorado Cooperative Merger Agreement), the North Dakota Cooperative will merge with and into Colorado Cooperative. Colorado Cooperative shall be the surviving entity (the "Surviving Colorado Cooperative Merger Entity"). Immediately after completion of


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the Colorado Cooperative Merger and without any further action by its board of directors and members, Colorado Cooperative, as the Surviving Colorado Cooperative Merger Entity, shall merge with and into Colorado Corporation as described in Section 1.03 hereof.


         SECTION 1.03 THE COLORADO CORPORATION MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit B (the "Colorado Corporation Merger Agreement"), Colorado Cooperative will merge with and into Colorado Corporation. Colorado Corporation shall be the surviving entity (the "Surviving Colorado Corporation Merger Entity"). Immediately after completion of the Colorado Corporation Merger and without any further action by its board of directors and members, Colorado Corporation, as the Surviving Colorado Corporation Merger Entity, shall merge with and into North Dakota Corporation as described in Section 1.04 hereof.


         SECTION 1.04 THE NORTH DAKOTA CORPORATION MERGER. Subject to the terms and conditions set forth in this Agreement and the Plan of Merger attached hereto as Exhibit C (the "North Dakota Corporation Merger Agreement), Colorado Corporation will merge with and into North Dakota Corporation. North Dakota Corporation shall be the surviving entity (the "Surviving Entity"), and thereafter shall continue to exist and operate as Dakota Growers Pasta Company, Inc. under the laws of the State of North Dakota.


         SECTION 1.05 THE CLOSING. The closing of the Mergers (the "Closing") will take place on the date the Effective Time occurs at the offices of Lindquist & Vennum P.L.L.P., 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402 or on such other date and/or at such other place as the parties may agree.


         SECTION 1.06 ACTIONS AT THE CLOSING. At the Closing, the parties shall take the following actions:


         (a) Colorado Cooperative Merger. The North Dakota Cooperative and Colorado Cooperative shall (i) execute the Colorado Cooperative Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the Colorado Cooperative Merger Agreement, and
                  (iii) execute and file with the Secretary of State of the States of North Dakota and Colorado articles of merger as required by the laws of the States of North Dakota and Colorado to effectuate the merger in accordance with the terms of the Colorado Cooperative Merger Agreement.


         (b) Colorado Corporation Merger. Colorado Cooperative and Colorado Corporation shall (i) execute the Colorado Corporation Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the Colorado Corporation Merger Agreement, and (iii) execute and file with the Colorado Secretary of State a statement of merger as required by the laws of the State of Colorado to effectuate the merger in accordance with the terms of the Colorado Corporation Merger Agreement.


         (c) North Dakota Corporation Merger. Colorado Corporation and North Dakota Corporation shall (i) execute the North Dakota Corporation Merger Agreement, (ii) execute and deliver to each other the various certificates, instruments, and documents referred to in the North Dakota Corporation Merger Agreement, and (iii) execute and file with the Secretaries of States of State for Colorado and North Dakota articles of merger as required by the laws of the States of Colorado and North Dakota to effectuate the merger in accordance with the terms of the North Dakota Corporation Merger Agreement.


         SECTION 1.07 EFFECTIVE TIME. Each of the Mergers shall become effective on the date on which the articles of merger and statement of merger have been duly filed in the respective offices of the North Dakota and Colorado Secretary of State as required by law (the "Effective Time"). At any time after the Effective Time, North Dakota Corporation as the Surviving Entity may take any action (including executing and delivering any document) in the name and on behalf of any party to this Agreement in order to carry out and effectuate the transactions contemplated by this Agreement.


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         SECTION 1.08  EFFECT OF THE MERGERS.


         (a) Articles of Incorporation and By-Laws. The Articles of Incorporation of North Dakota Corporation attached hereto as Exhibit D and the By-Laws of North Dakota Corporation attached hereto as Exhibit E shall become the Articles of Incorporation and By-Laws of the Surviving Entity.


         (b) Directors and Officers. The officers and directors of the North Dakota Cooperative at the Effective Time shall, from and after the Effective Time, be the directors and officers of North Dakota Corporation (the "North Dakota Corporation Directors and Officers") to serve until their respective terms have expired and their successors have been duly elected and qualified in accordance with the terms of North Dakota Corporation's Articles of Incorporation and By-Laws. The terms of the North Dakota Corporation Directors and Officers shall expire on the date each such director's or officer's term would have expired under the North Dakota Cooperative's Articles of Incorporation and By-Laws had the Mergers not occurred. At the Effective Time, the initial directors and officers of Colorado Cooperative, Colorado Corporation and North Dakota Corporation immediately prior to the Effective Time shall resign as directors and officers of Colorado Cooperative, Colorado Corporation and North Dakota Corporation, respectively.


         (c) Stock and Units of Equity Participation. At the Effective Time, without any further action by the parties or any of their respective members or shareholders, and as further described in the Colorado Cooperative Merger Agreement, the Colorado Corporation Merger Agreement and the North Dakota Corporation Merger Agreement:


                  (i) Each member of the North Dakota Cooperative prior to the Effective Time shall first become a member of Colorado Cooperative as a result of the Colorado Cooperative Merger, then shall automatically become a shareholder of Colorado Corporation upon consummation of the Colorado Corporation Merger and then shall automatically become a shareholder of North Dakota Corporation as the Surviving Entity upon consummation of the North Dakota Corporation Merger; and


                  (ii) Upon consummation of the Colorado Cooperative Merger, (1) the stock and units of equity participation held by each member of the North Dakota Cooperative shall be automatically converted into like forms and amounts (on a one-for-one basis) of stock and units of equity participation of Colorado Cooperative and (2) all stock and units of equity participation of Colorado Cooperative owned by the North Dakota Cooperative shall be cancelled without payment of any consideration therefor. Upon consummation of the Colorado Corporation Merger, (1) each share of Membership Stock of Colorado Cooperative shall be automatically converted into twenty-five (25) shares of Common Stock of Colorado Corporation, (ii) each share of Equity Stock of Colorado Cooperative shall be automatically converted into one (1) share of Common Stock of Colorado Corporation and one (1) share of Series D Non-Cumulative Delivery Preferred Stock of Colorado Corporation, (iii) each share of Series A 6% Redeemable Cumulative Preferred Stock of Colorado Cooperative, shall be automatically converted into one (1) share of Series A 6% Redeemable Cumulative Preferred Stock of Colorado Corporation, (iv) each share of Series B 2% Redeemable Non-Cumulative Preferred Stock of Colorado Cooperative shall be automatically converted into one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock of Colorado Corporation, (v) each share of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Cooperative shall be automatically converted into one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Corporation, (vi) each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Cooperative shall be automatically converted into an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Corporation and
                  (vii) every $7.36 of Non-Qualified Written Notices of Allocation in Colorado Cooperative shall be automatically converted into one (1) share of Common Stock of Colorado Corporation, and (2) all stock of Colorado Corporation owned by Colorado Cooperative shall be cancelled without payment of any consideration therefor. Upon consummation of the North Dakota Corporation Merger, (1) the stock held by each shareholder of Colorado Corporation shall be automatically


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                  converted into like forms and amounts (on a one-for-one basis)
                  of stock of North Dakota Corporation, (2) the options held by each holder of options to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock of Colorado Corporation shall be automatically converted into options to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock of North Dakota Corporation and
                  (3) all stock of North Dakota Corporation owned by Colorado Corporation shall be cancelled without payment of any consideration therefor.



                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE NORTH DAKOTA COOPERATIVE


         SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE NORTH DAKOTA COOPERATIVE. The North Dakota Cooperative represents and warrants to Colorado Cooperative that the statements contained in this Article II are correct and complete in all material respects as of the date of this Agreement.


         SECTION 2.02 ORGANIZATION AND GOOD STANDING. The North Dakota Cooperative is a cooperative association duly organized and existing under
Section 10-15 of the North Dakota Cooperative Association Act (as amended, the "North Dakota Cooperative Act"), is in good standing under the laws of the State of North Dakota, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. The North Dakota Cooperative is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.


         SECTION 2.03 CAPITAL STOCK AND EQUITY PARTICIPATION UNITS. As of the date hereof, the authorized capital stock of the North Dakota Cooperative consists of 2,000 shares of Membership Stock, of which 1,155 shares are issued and outstanding, 25,000,000 shares of Equity Stock, of which 11,275,297 shares are issued and outstanding, and 50,000 shares of Preferred Stock. Of the 50,000 shares of Preferred Stock authorized, a total of 13,327 shares have been designated as Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock or Series C 6% Convertible Non-Cumulative Preferred Stock. The outstanding shares of Membership Stock, Equity Stock and Preferred Stock of North Dakota Cooperative have been duly authorized and are validly issued and outstanding.


         SECTION 2.04 FINANCIAL STATEMENTS. The North Dakota Cooperative has delivered to Colorado Cooperative its audited financial statements as of July 31, 2001, accompanied by the opinion of Eide Bailly LLP and its unaudited financial statements as of October 31, 2001, certified by the Chief Financial Officer of the North Dakota Cooperative. Such financial statements fairly present the financial position of the North Dakota Cooperative at the dates indicated therein and the results of its operation for the periods indicated therein, in conformity with generally accepted accounting principles consistently applied. There has been no material adverse change in the financial condition or results of operations of the North Dakota Cooperative since the date of such financial statements.


         SECTION 2.05 UNDISCLOSED LIABILITIES. Except for those liabilities reflected in the financial statements referred to in Section 2.04 and for liabilities incurred in the ordinary course of business since October 31, 2001, the North Dakota Cooperative has not incurred a liability that, either individually or in the aggregate, has had or will have a material adverse effect on the North Dakota Cooperative.


         SECTION 2.06 COMPLIANCE WITH APPLICABLE LAWS. The North Dakota Cooperative is in compliance with all applicable laws and regulations the violation of which would have a material adverse effect on the North Dakota Cooperative or on its business as currently conducted. The North Dakota Cooperative has all material licenses and permits required by law or otherwise necessary for the proper operation of its business as currently conducted, all of such licenses and permits are in full force and effect, and no action to terminate, withdraw, not renew or materially limit or otherwise change any such license or permit is pending or has been threatened by any governmental agency or other party.


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         SECTION 2.07 LEGAL PROCEEDINGS. There is no material action, proceeding or investigation by any administrative or regulatory body or other person which has been commenced or is pending, or to the best of the North Dakota Cooperative's knowledge after reasonable inquiry, is threatened against the North Dakota Cooperative or any of the assets which are owned by the North
Dakota Cooperative.


         SECTION 2.08 ABSENCE OF DEFAULTS. The North Dakota Cooperative is not in any material respect in default under any provision of its Articles of Incorporation or By-Laws or any material indenture, mortgage, loan agreement or other material agreement to which it is a party or by which it is bound, and the North Dakota Cooperative is not in violation of any statute, order, rule or regulation of any court or governmental agency having jurisdiction over it or its properties which if enforced could have a material adverse effect on its business, and except for any consent or approval identified on Exhibit F attached hereto, neither the execution and delivery of this Agreement nor the consummation of the Transactions in accordance with this Agreement will in any material respect conflict with or result in a breach of any of the foregoing, which if enforced could have a material adverse effect on its business.


         SECTION 2.09 AUTHORIZATION. The North Dakota Cooperative has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to Section 7.01(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of the North Dakota Cooperative and, except for the approval of its members as required by
Section 7.01(a), no other corporate action is required by the North Dakota Cooperative in connection with this Agreement or the Transaction. This Agreement constitutes the valid and binding agreement of the North Dakota Cooperative, enforceable against the North Dakota Cooperative in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF COLORADO COOPERATIVE


         SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF COLORADO COOPERATIVE. Colorado Cooperative represents and warrants to the North Dakota Cooperative and Colorado Corporation that the statements contained in this Article III are correct and complete in all material respects as of the date of this Agreement.


         SECTION 3.02 ORGANIZATION AND GOOD STANDING. Colorado Cooperative is a cooperative association duly organized and existing under Title 7, Article 56 of the Colorado Revised Statutes (the "Colorado Cooperative Act"), is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. Colorado Cooperative is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.


         SECTION 3.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of Colorado Cooperative consists of 2,000 shares of Membership Stock, of which one (1) share is issued and outstanding, 25,000,000 shares of Equity Stock, of which no shares are issued and outstanding, and 50,000 shares of Preferred Stock, of which no shares are outstanding. Of the 50,000 shares of Preferred Stock authorized, a total of 13,327 shares have been designated as Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock or Series C 6% Convertible Non-Cumulative Preferred Stock.


         SECTION 3.04 AUTHORIZATION. Colorado Cooperative has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its member as required by Sections 7.01(b) and 7.02(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of Colorado Cooperative, and except for the approval of the Board of Directors of North Dakota Cooperative in its capacity as the sole member of Colorado Cooperative (as required by Sections 7.01(b) and 7.02(a)) no other corporate action is required by Colorado Cooperative in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of Colorado Cooperative, enforceable


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against Colorado Cooperative in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.


                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF COLORADO CORPORATION


         SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF COLORADO CORPORATION. Colorado Corporation represents and warrants to Colorado Cooperative and North Dakota Corporation that the statements contained in this Article IV are correct and complete in all material respects as of the date of this Agreement.


         SECTION 4.02 ORGANIZATION AND GOOD STANDING. Colorado Corporation is a corporation duly organized and existing under Title 7, Article 101 of the Colorado Revised Statutes, (the "Colorado Corporation Act"), is in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. Colorado Corporation is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.


         SECTION 4.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of Colorado Corporation consists of consists of 75,000,000 shares of Common Stock, of which one (1) share is issued and outstanding, and 25,000,000 shares of Preferred Stock, of which no shares are outstanding. Of the 25,000,000 shares of Preferred Stock authorized, a total of 11,327,480 shares have been designated as Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock or Series D Delivery Preferred Stock.


         SECTION 4.04 AUTHORIZATION. Colorado Corporation has the corporate power and authority to execute and to perform its obligations under this Agreement (subject to the approval of its shareholder as required by Sections 7.02(b) and 7.03(a)). This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of Colorado Corporation, and except for the approval of the Board of Directors of North Dakota Cooperative as the sole shareholder of Colorado Corporation (as required by Sections 7.02(b) and 7.03(a)) no other corporate action is required by Colorado Corporation in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of Colorado Corporation, enforceable against Colorado Corporation in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.


                                    ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF NORTH DAKOTA CORPORATION


         SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF NORTH DAKOTA CORPORATION. North Dakota Corporation represents and warrants to Colorado Corporation that the statements contained in this Article V are correct and complete in all material respects as of the date of this Agreement.


         SECTION 5.02 ORGANIZATION AND GOOD STANDING. North Dakota Corporation is a corporation duly organized and existing under the North Dakota Business Corporation Act, is in good standing under the laws of the State of North Dakota, and has all requisite corporate power and authority to own its properties and conduct its business as it is presently being conducted. North Dakota Corporation is duly qualified to do business and is in good standing in each jurisdiction in which it conducts business or owns or leases properties of a nature which would require such qualification.


         SECTION 5.03 CAPITAL STOCK. As of the date hereof, the authorized capital stock of North Dakota Corporation consists of consists of 75,000,000 shares of Common Stock, of which one (1) share is issued and outstanding, and 25,000,000 shares of Preferred Stock, of which no shares are outstanding. Of the 25,000,000


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shares of Preferred Stock authorized, a total of 11,327,480 shares have been designated as Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock or Series D Delivery Preferred Stock.


         SECTION 5.04 AUTHORIZATION. North Dakota Corporation has the corporate power and authority to execute and to perform its obligations under this Agreement. This Agreement and the Transaction have been duly and validly authorized by the Board of Directors of North Dakota Corporation, and except for the approval of the Board of Directors of North Dakota Cooperative as the sole shareholder of North Dakota Corporation (as required by Section 7.03(b)) no other corporate action is required by North Dakota Corporation in connection with this Agreement or the Transactions. This Agreement constitutes the valid and binding agreement of North Dakota Corporation, enforceable against North Dakota Corporation in accordance with its terms, except to the extent such enforcement may be limited by the application of equitable principles where equitable relief is sought or bankruptcy and other laws relating to the enforcement of creditors, rights generally.


                                   ARTICLE VI
                                    COVENANTS


         SECTION 6.01 REASONABLE BEST EFFORTS. Each party agrees to cooperate with the other parties hereto and to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable. In addition, each party shall cooperate and use its reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the Transactions contemplated by this Agreement.


         SECTION 6.02 CONDUCT OF BUSINESS. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, each of the North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and North Dakota Corporation shall conduct its business in the ordinary course and in a manner consistent with its past practices (except as expressly contemplated hereby), and shall use good faith efforts to preserve intact its business organization, properties (except as they may be sold, used or otherwise disposed of in the ordinary course) and the good will of its members, suppliers, customers and others having business relationships with it.


         SECTION 6.03 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, without the prior consent of the other parties to this Agreement, no party shall:


         (a) grant to any person any option or other right to acquire capital stock or other equity interests, except for allocation of patronage equities in a manner consistent with past practice;


         (b) issue any additional shares or units of capital stock and other equity interests, except in the ordinary course of business and consistent with past practice;


         (c) enter into, amend or terminate any material contract, lease or understanding;


         (d) amend its Articles of Incorporation, its By-Laws or any board policies;


         (e) incur any indebtedness for borrowed money or make any commitment to borrow money, except indebtedness incurred in the ordinary course of business pursuant to credit arrangements existing as of the date of this Agreement (including any renewals thereof);


         (f) make any material capital expenditures other than in the ordinary course of business or which were disclosed to the other party;


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         (g) mortgage any of its assets or properties, or except in the ordinary course of business, sell any of its material assets or properties;


         (h) pay any dividends or make any distributions with respect to its capital stock or equity interests, except in the ordinary course of business;


         (i) reclassify, combine, subdivide, split, or amend its capital stock or equity interests;


         (j) purchase, acquire or redeem any shares of its capital stock or equity interests, except in the ordinary course of business; or


         (k) agree or commit to do any of the foregoing.


         SECTION 6.04 MEETINGS OF MEMBERS OR STOCKHOLDERS. The North Dakota Cooperative will take all steps necessary to call an appropriate meeting of its members, for the purpose of considering and voting on this Agreement (which vote is only necessary and shall only constitute a vote to the extent that this Agreement relates to the Colorado Cooperative Merger) and the Colorado Cooperative Merger Agreement in accordance with its respective Articles of Incorporation, By-Laws and applicable law.


         SECTION 6.05 ACCESS. Each party will permit the authorized representatives of the other parties to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such party, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to such party, and will furnish them such additional financial and operating data and other information concerning its business and properties as such other parties may from time to time reasonably request. Each of the parties will use their best efforts to cause all confidential information obtained by it from the other parties to be treated as such, will also use its best efforts not to use such information in a manner detrimental to such party and, if for any reason the Transactions are not consummated, will promptly return all documents, papers, books, records and other materials (and all copies thereof) obtained in the course of its investigation and evaluation.


         SECTION 6.06 NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties contained herein. Except as specified in such written notice, no disclosure by a party pursuant to this
Section 6.06 shall be deemed to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


         SECTION 6.07 EXCLUSIVITY. Except for the Transactions contemplated by this Agreement, none of the parties will (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of such party (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. Each party will notify the other party immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


         SECTION 6.08 REGISTRATION STATEMENT. North Dakota Corporation shall promptly prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") in connection with the issuance of Common Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 6% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock and Series D Delivery Preferred Stock in the North Dakota Corporation Merger. The parties shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933 (the "Securities Act") as promptly as practicable after such filing, and the parties shall thereafter mail or deliver the Information Statement Prospectus, which constitutes a part of the Registration Statement, to their respective members.



                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.01 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE COLORADO COOPERATIVE MERGER. The respective obligations of the North Dakota Cooperative and Colorado Cooperative to consummate the Colorado Cooperative Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:


         (a) The members of the North Dakota Cooperative shall have approved this Agreement (which approval is only necessary and shall only constitute an approval of this Agreement to the extent that this Agreement relates to the Colorado Cooperative Merger) and the Colorado Cooperative Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of the North Dakota Cooperative;


         (b) The Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved the Colorado Cooperative Merger Agreement and this Agreement all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Cooperative;


         (c) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;


         (d) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibit F attached hereto;


         (e) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;


         (f) The Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved the Colorado Corporation Merger Agreement and this Agreement as set forth in Section 7.02(a); and


         (g) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.


         SECTION 7.02 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE COLORADO CORPORATION MERGER. The respective obligations of Colorado Cooperative and Colorado Corporation to consummate the Colorado Corporation Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:


         (a) The Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved this Agreement and the Colorado Corporation Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Cooperative;


         (b) The Board of Directors of North Dakota Cooperative, as the sole shareholder of Colorado Corporation, shall have approved this Agreement and the Colorado Corporation Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Corporation;

         (c) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;


         (d) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibit F attached hereto;


         (e) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;


         (f) The members of the North Dakota Cooperative and the Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative, shall have approved the Colorado Cooperative Merger Agreement and this Agreement as set forth in Section 7.01(a) and 7.01(b), and the Colorado Cooperative Merger should be consummated, and the Board of Directors of North Dakota Cooperative, as the sole shareholder of the Colorado Corporation, shall have approved the North Dakota Corporation Merger Agreement as set forth in Section 7.03(a); and


         (g) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.


         SECTION 7.03 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO THE NORTH DAKOTA CORPORATION MERGER. The respective obligations of Colorado Corporation and North Dakota Corporation to consummate the North Dakota Corporation Merger and other matters described in this Agreement, are subject to the satisfaction or waiver of each of the following conditions on or before the Effective Time, except that condition (f) must be satisfied and cannot be waived by either party:


         (a) The Board of Directors of North Dakota Cooperative, as the sole shareholder of Colorado Corporation, shall have approved this Agreement and the North Dakota Corporation Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of Colorado Corporation;


         (b) The Board of Directors of North Dakota Cooperative, as the sole shareholder of North Dakota Corporation, shall have approved this Agreement and the North Dakota Corporation Merger Agreement, all in accordance with the requirements of applicable law and the Articles of Incorporation and By-Laws of North Dakota Cooperative;


         (c) No injunction, restraining order or order of any nature issued by any court of competent jurisdiction, government or governmental agency enjoining the Transaction shall have been issued and remain in effect;


         (d) All consents, approvals and waivers which are necessary in connection with the Transactions, or any part thereof, shall have been obtained, including the consents and approvals referred to in Exhibit F attached hereto;


         (e) No action shall have been threatened or instituted by any governmental agency or any other person challenging the legality of the Transactions, seeking to prevent or delay consummation of the Transactions or seeking to obtain divestiture or other relief in the event of consummation of the Transactions. It is understood in the event that such an action is threatened or instituted, the parties will first attempt for a period of 90 days to obtain dismissal or other favorable resolution of such threatened or actual action prior to exercise of their right to terminate hereunder;

         (f) The members of the North Dakota Cooperative and the Board of Directors of North Dakota Cooperative, as the sole member of the Colorado Cooperative, shall have approved the Colorado Cooperative Merger Agreement as set forth in Section 7.01(a) and 7.01(b), and the Board of Directors of North Dakota Cooperative, as the sole member of the Colorado Cooperative and the sole shareholder of Colorado Corporation, shall have approved the Colorado Corporation Merger Agreement and this Agreement as set forth in Section 7.02(a) and 7.02(b), and the Colorado Cooperative Merger and the Colorado Corporation Merger shall be consummated; and


         (g) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.


         SECTION 7.04 ADDITIONAL CONDITIONS TO OBLIGATION OF THE NORTH DAKOTA COOPERATIVE. The obligation of the North Dakota Cooperative to consummate the Colorado Cooperative Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:


         (a) The representations and warranties of Colorado Cooperative contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and Colorado Cooperative shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Colorado Cooperative Merger Agreement prior to the Effective Time;


         (b) The North Dakota Cooperative shall have received a certificate, dated as of the Effective Time, and executed by the President of Colorado Cooperative, certifying in such detail as the North Dakota Cooperative may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to the North Dakota Cooperative's obligation as of the Effective Time; and


         (c) All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to the North Dakota Cooperative.


         SECTION 7.05 ADDITIONAL CONDITIONS TO OBLIGATION OF COLORADO COOPERATIVE. The obligation of Colorado Cooperative to consummate the Colorado Cooperative Merger and the Colorado Corporation Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:


         (a) The representations and warranties of the North Dakota Cooperative and Colorado Corporation contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and the North Dakota Cooperative and Colorado Corporation shall have performed in all material respects all of their respective obligations required to be performed by each of them under this Agreement, the Colorado Cooperative Merger Agreement and the Colorado Corporation Merger Agreement prior to the Effective Time;


         (b) No fact, event or circumstance shall have occurred or become known to Colorado Cooperative after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the North Dakota Cooperative or the Colorado Corporation;


         (c) Colorado Cooperative shall have received a certificate, from each of the North Dakota Cooperative and Colorado Corporation dated as of the Effective Time, executed by their respective Presidents, certifying in such detail as Colorado Cooperative may reasonably request as to the accuracy of their representations and warranties, the fulfillment of their obligations, compliance with their covenants and satisfaction of the conditions to Colorado Cooperative's obligations as of the Effective Time; and


         (d) All actions, proceedings and documents necessary to carry out the Transaction shall be reasonably satisfactory to Colorado Cooperative.


         SECTION 7.06 ADDITIONAL CONDITIONS TO OBLIGATION OF COLORADO CORPORATION. The obligation of Colorado Corporation to consummate the Colorado Corporation Merger and the North Dakota Corporation Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:


         (a) The representations and warranties of the Colorado Cooperative and North Dakota Corporation contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and the Colorado Cooperative and North Dakota Corporation shall have performed in all material respects all of their respective obligations required to be performed by each of them under this Agreement, the Colorado Corporation Merger Agreement and the North Dakota Corporation Merger Agreement prior to the Effective Time;


         (b) No fact, event or circumstance shall have occurred or become known to Colorado Corporation after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on the Colorado Cooperative or the North Dakota Corporation;


         (c) Colorado Corporation shall have received a certificate, from each of the Colorado Cooperative and North Dakota Corporation dated as of the Effective Time, executed by their respective Presidents, certifying in such detail as Colorado Corporation may reasonably request as to the accuracy of their representations and warranties, the fulfillment of their obligations, compliance with their covenants and satisfaction of the conditions to Colorado Corporation's obligations as of the Effective Time; and


         (d) All actions, proceedings and documents necessary to carry out the Transaction shall be reasonably satisfactory to Colorado Corporation.


         SECTION 7.07 ADDITIONAL CONDITIONS TO OBLIGATION OF NORTH DAKOTA CORPORATION. The obligation of North Dakota Corporation to consummate the North Dakota Corporation Merger is subject to the satisfaction or waiver of each of the following additional conditions at or before the Effective Time:


         (a) The representations and warranties of Colorado Corporation contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties were made on and as of the Effective Time, and Colorado Corporation shall have performed in all material respects all obligations required to be performed by it under this Agreement and the North Dakota Corporation Merger Agreement prior to the Effective Time;


         (b) No fact, event or circumstance shall have occurred or become known to North Dakota Corporation after the date hereof that alone, or together with all other facts, events or circumstances, has had or is reasonably likely to have a material adverse effect on Colorado Corporation;


         (c) North Dakota Corporation shall have received a certificate, dated as of the Effective Time, and executed by the President of Colorado Corporation, certifying in such detail as North Dakota Corporation may reasonably request as to the accuracy of such representations and warranties, the fulfillment of such obligations, compliance with such covenants and satisfaction of the conditions to North Dakota Corporation's obligation as of the Effective Time; and


         (d) All actions, proceedings and documents necessary to carry out the Transactions shall be reasonably satisfactory to Colorado Corporation and to North Dakota Corporation.

                                  ARTICLE VIII
                             POST CLOSING AGREEMENTS


         SECTION 8.01 EMPLOYEE BENEFIT PLANS. From and after the Effective Time, the employee benefit plans of the North Dakota Cooperative in effect as of the date of this Agreement shall remain in effect with respect to employees of the North Dakota Cooperative (or their subsidiaries) covered by such plans at the Closing Date until such time as North Dakota Corporation shall, subject to applicable law and the terms of such plans, adopt new benefit plans with respect to employees of North Dakota Corporation. North Dakota Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the employee benefit plans of the North Dakota Cooperative. Nothing in this Section 8.01 shall be interpreted as preventing North Dakota Corporation from amending, modifying or terminating any employee benefit plan of the North Dakota Cooperative or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.


         SECTION 8.02 INDEMNIFICATION; DIRECTORS' AND OFFICERS; INSURANCE. From and after the Effective Time, the Surviving Entity shall indemnify each present and former director, officer, employee or agent of the North Dakota Cooperative, Colorado Cooperative or Colorado Corporation and each person who, while a director or officer of the North Dakota Cooperative and at the request of the North Dakota Cooperative, serves or has served another corporation, cooperative, partnership, joint venture or any other enterprise as a director, officer or partner, against any losses, claims, damages, liabilities or expenses (including legal fees) arising out of or pertaining to matters existing or occurring at or before the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law. The Surviving Entity may obtain insurance coverage against any such loss, claim or expense, subject to standard exclusions and exceptions to coverage, but is not obligated to do so.


                                   ARTICLE IX
                                   TERMINATION


         SECTION 9.01 TERMINATION OF AGREEMENT. This Agreement shall be terminated and the Transactions abandoned if at any time prior to the Effective
Time:


         (a) The members of the North Dakota Cooperative fail to approve the Merger as required by Section 7.01(a), or the member of Colorado Cooperative fails to approve the Merger as required by Sections 7.01(b) and 7.02(a), or the shareholder of Colorado Corporation fails to approve the Merger as required by Sections 7.02(b) and 7.03(a), or the shareholder of North Dakota Corporation fails to approve the Merger as required by Section 7.03(b);


         (b) The parties mutually agree in writing to terminate this Agreement;
         or


         (c) Either party to a Merger delivers a written notice to the other, to the effect that (i) one or more of the conditions to its obligations as set forth herein cannot be met, (ii) the other party has defaulted in a material respect under one or more of its covenants or agreements contained herein, or (iii) any of the representations or warranties of the other party are or have become materially untrue or incorrect as of the date of such notice, and in any case such condition or conditions have not been satisfied, such default or defaults have not been remedied or such representation or warranty has not been rendered true and correct within thirty(30) days after such notice is mailed; or


         (d) The Closing has not occurred on or before June 30, 2002, or such later date as the parties may mutually agree upon.


         SECTION 9.02 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other (except for any liability of a party then in breach); provided, however, that the confidentiality and return of documents provisions contained in or referred to Section 6.05 above shall survive any such termination.

                                    ARTICLE X
                                  MISCELLANEOUS


         SECTION 10.01 WAIVER. At any time before the Effective Time, any provision of this Agreement may, to the extent legally allowed, be waived by the party benefited by the provision by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after approval of the Mergers contemplated by this Agreement by the respective members of the North Dakota Cooperative and Colorado Cooperative, there may not be any waiver of any provision of this Agreement which would reduce the amount or form of consideration to be received by members in the Mergers.


         SECTION 10.02 AMENDMENT. The parties by mutual consent may amend, modify or supplement this Agreement in such manner as may be agreed upon in writing; provided, however, that after approval of the Mergers by the respective members of the North Dakota Cooperative and Colorado Cooperative, this Agreement may not be amended if it would violate applicable law or reduce the amount or form of the consideration to be received by members in the Mergers.


         SECTION 10.03 BINDING NATURE. This Agreement shall be binding upon and inure only to the benefit of the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.


         SECTION 10.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         SECTION 10.05 ENTIRE AGREEMENT. This Agreement, the Colorado Cooperative Merger Agreement, the Colorado Corporation Merger Agreement, the North Dakota Corporation Merger Agreement and the other documents referred to herein and therein set forth the entire understanding of the parties hereto with respect to the matters provided for herein and therein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party.


         SECTION 10.06 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered personally, telecopied (with confirmation) or mailed by certified or registered mail (return receipt requested), to the parties at the following addresses (or such other address as such party may specify by like notice):


         If to the North Dakota Cooperative: Dakota Growers Pasta Company
                  One Pasta Avenue
                  Carrington, North Dakota 58421
                  Attn: Timothy J. Dodd


         If to the Colorado Cooperative: Dakota Growers Restructuring
         Cooperative
                  One Pasta Avenue
                  Carrington, North Dakota 58421
                  Attn:  Timothy J. Dodd


         If to the Colorado Corporation: Dakota Growers Corporation
                  One Pasta Avenue
                  Carrington, North Dakota 58421
                  Attn:  Timothy J. Dodd


         If to the North Dakota Corporation: Dakota Growers Pasta Company, Inc.
                  One Pasta Avenue
                  Carrington, North Dakota 58421
                  Attn:  Timothy J. Dodd

         SECTION 10.07 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in Articles II, III, IV and V of this Agreement shall form the basis for closing conditions only, shall not survive the Effective Time and shall not form the basis for any action by or on behalf of either party or any third party for breach, misrepresentation or indemnity at any time after the Effective Time.


         SECTION 10.08 CAPTIONS. The article and section headings of this Agreement are for convenience only and shall not affect the meaning or construction of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



                          DAKOTA GROWERS PASTA COMPANY


                                   /s/ John S. Dalrymple, III
                          ----------------------------------------------
                          By:      John S. Dalrymple, III
                             -------------------------------------------
                          Its:     Chairman
                              ------------------------------------------


                          DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE

                                   /s/ John S. Dalrymple, III
                          ----------------------------------------------
                          By:      John S. Dalrymple, III
                             -------------------------------------------
                          Its:     Chairman
                              ------------------------------------------


                          DAKOTA GROWERS CORPORATION


                                   /s/ John S. Dalrymple, III
                          ----------------------------------------------
                          By:      John S. Dalrymple, III
                             -------------------------------------------
                          Its:     Chairman
                              ------------------------------------------


                          DAKOTA GROWERS RESTRUCTURING COMPANY, INC.


                                  /s/ John S. Dalrymple, III
                          ----------------------------------------------
                          By:      John S. Dalrymple, III
                             -------------------------------------------
                          Its:     Chairman
                              ------------------------------------------

                       EXHIBIT A TO TRANSACTION AGREEMENT


                      COLORADO COOPERATIVE MERGER AGREEMENT


See Exhibit 2.1 to the Registration Statement for Exhibit A to Transaction Agreement

                       EXHIBIT B TO TRANSACTION AGREEMENT


                      COLORADO CORPORATION MERGER AGREEMENT


See Exhibit 2.2 to the Registration Statement for Exhibit B to Transaction Agreement

                       EXHIBIT C TO TRANSACTION AGREEMENT


                    NORTH DAKOTA CORPORATION MERGER AGREEMENT


See Exhibit 2.3 to the Registration Statement for Exhibit C to Transaction Agreement

                       EXHIBIT D TO TRANSACTION AGREEMENT


              ARTICLES OF INCORPORATION OF NORTH DAKOTA CORPORATION


See Exhibit 3.1 to the Registration Statement for Exhibit D to the Transaction Agreement

                       EXHIBIT E TO TRANSACTION AGREEMENT


                       BY-LAWS OF NORTH DAKOTA CORPORATION


See Exhibit 3.3 to the Registration Statement for Exhibit E to Transaction Agreement

                       EXHIBIT F TO TRANSACTION AGREEMENT


                             CONSENTS AND APPROVALS


Consent of CoBank
Consent of holders of Series A Preferred Stock
Consent of holders of Series B Preferred Stock